                                                                   Exhibit 3.15


                           ARTICLES OF INCORPORATION
                                      OF
                              DBS MICROWAVE, INC.

ONE: The name of this corporation is DBS MICROWAVE, INC.

TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.

THREE: The name and address in this state of the corporation's initial agent for service of process is: Dan Lusky, 5049 Dory Way, Sacramento, CA 95628.

FOUR: This corporation is authorized to issue only one class of shares of stock which shall be designated common stock. The total number of shares it is authorized to issue is five million (5,000,000) shares.

FIVE: The names and addresses of the persons who are appointed to act as the initial directors of this corporation are:

                                   Dan Lusky
                                 5049 Dory Way
                             Sacramento, CA 95628

SIX: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California Law.

SEVEN: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

DBS MICROWAVE, INC.
ARTICLES OF INCORPORATION
PAGE 2


IN WITNESS WHEREOF, the undersigned, being all the persons named above as the initial directors, have executed these Articles of Incorporation.

Dated       7/19/92                                /s/ Dan Lusky
      -------------------------------     -----------------------------------
                                                       Dan Lusky

The undersigned, being all the persons named above as the initial directors, declare that they are the persons who executed the foregoing Articles of Incorporation, which execution is their act and deed.

Dated       7/19/92                                /s/ Dan Lusky
      -------------------------------     -----------------------------------
                                                       Dan Lusky

                              AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                               DBS MICROWAVE, INC.


Dan Lusky and Steve Fake certify that:

1. They are the President and Secretary, respectively, of DBS Microwave, Inc., a California corporation.

2. The Articles of Incorporation of the corporation are amended and restated to read as follows:

                                   ARTICLE I

     The name of the corporation is:

                              DBS Microwave, Inc.


                                  ARTICLE II

     The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                  ARTICLE III

     The corporation is authorized to issue only one class of shares of stock which shall be designated common stock $.01 par value per share; and the total number of shares which the corporation is authorized to issue is 10,000,000.


                                   ARTICLE IV

     (a) The liability of directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents vote of shareholders or disinterested directors, or otherwise, to the fullest extent permissible under California law.

     (c) Any amendment, repeal or modification of any provision of this Article V shall not adversely affect any right or protection of an agent of the corporation existing at the time of such amendment, repeal or modification.

3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the California Corporations Code, The total number of outstanding shares of the corporation is 1,723,006 shares of Common Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

     Dated: July 2, 1997.

                                             /s/  Dan Lusky
                                            -----------------------------------
                                             Dan Lusky, President



                                             /s/ Steve Fake
                                            -----------------------------------
                                             Steve Fake, Secretary

                              AGREEMENT OF MERGER


         This AGREEMENT OF MERGER is entered into as of November 6, 1998 (this "Agreement"), between L-3 COMMUNICATIONS DBS MICROWAVE, INC., a Delaware corporation ("Merger Sub"), and DBS MICROWAVE, INC., a California corporation (the "Company").


                                   RECITALS

         A. Merger Sub and the Company, together with L-3 Communications Corporation, a Delaware corporation ("Parent"), and Daniel M. Lusky, Stephen R. Fake and Robert P. Anderson, the principal shareholders of the Company (collectively, the "Principals") are parties to an agreement dated as of October 2, 1998, and an amendment thereto dated as of November 3, 1998 (collectively, the "Plan of Merger").

         B. The Plan of Merger sets forth the terms and conditions of the plan of merger for the merger of Merger Sub with and into the Company (the "Merger").

         C.   Merger Sub is a wholly owned subsidiary of Parent.

         D. The Boards of Directors of Merger Sub and the Company deem the Merger desirable and in the best interests of their respective corporations and shareholders, and such Boards of Directors have each approved the Merger.

         E. The approval of the Merger also requires the approval of the shareholders of Merger Sub and the Company. The Boards of Directors of Merger Sub and the Company have submitted the principal terms of the Merger to their respective shareholders and have received the requisite shareholder approval.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:



     1. The Merger. On the Effective Date (as defined in Section 7), in accordance with the General Corporation Law of the State of Delaware ("DGCL") and the General Corporation Law of the State of California ("CGCL"). Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") under the name of DBS Microwave, Inc. Merger Sub and the Company are sometimes referred to herein as the "Constituent Corporations".

     2. Effect of the Merger. On and after the Effective Date; (a) the Merger in all respects shall have the effect provided for in Section 259 of the DGCL, in Section 1107 of the CGCL and in this Agreement; (b) the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature of each of the Constituent Corporations; (c) the Surviving Corporation shall be subject to all of the restrictions, disabilities and duties of each of the Constituent Corporations;
(d) all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; (e) all property, rights, privileges, powers and franchises and all and every other interest of each of the Constituent Corporations shall be thereafter the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to real estate (if any) vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; (f) all rights of creditors and all liens upon any property of either of the Constituent Corporations shall he preserved unimpaired; and (g) all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred by it.

     3. Charter Documents. On the Effective Date, the Articles of Incorporation and the Bylaws of the Company shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, as in effect immediately prior to the Effective Date, until thereafter amended as provided therein and under the CGCL.

     4. Consideration; Conversion of Shares.

        (a) Upon the terms and subject to the conditions set forth herein and in the Plan of Merger, the aggregate consideration to he paid for the entire equity interest of the Company shall be $13,000,000 subject to adjustment as provided in Sections 5 and 6 below (the "Aggregate Consideration").

        (b) As of the Effective Date, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any Principal:

            (i) Each share of the Company's Common Stock issued and outstanding immediately prior to the Effective Date (other than Dissenting Shares, as such term is defined below) shall automatically he converted into the right to receive an amount equal to the quotient of (A) the Aggregate Consideration divided by (B) the total number of shares of the Company's Common Stock outstanding immediately prior to the Effective Date (the "Merger Consideration"). Each stock certificate which immediately prior to the Effective Date represented shares of the Company's Common Stock (each, a "Certificate") (other than Certificates representing Dissenting Shares) shall represent for all purposes only the right to receive the Merger Consideration, without interest thereon.

            (ii) Each share of the Company's Common Stock held in the treasury of the Company (if any) and each share of the Company's Common Stock held by the

     Parent (if any) immediately prior to the Effective Date shall automatically be canceled and retired and cease to exist and no payment shall be made with respect thereto.

            (iii) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Date shall be converted into and constitute a validly issued, fully paid and nonassessable share of the common stock of the Surviving Corporation.

        (c) (i) Notwithstanding anything in this Agreement to the contrary shares of the Company's Common Stock held by any holder who becomes entitled to the payment of the fair value for such shares under Section 1300 of the CGCL, if such law provides for such payment in connection with the Merger (the "Dissenting Shares"), if any, shall be entitled to payment for Such shares only to the extent permitted by and in accordance with the provisions of the CGCL. Notwithstanding the foregoing, if in accordance with the CGCL, any holder of Dissenting Shares shall forfeit such right to payment of the fair market value of such shares of the Company's Common Stock, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Date, the right to receive the Merger Consideration on the same terms as the holders of non-Dissenting Shares in accordance with this Agreement.

        (ii) The Company shall give Parent (A) prompt notice of any written demands for payment or appraisal of any shares of the Company's Common Stock pursuant to Section 1300 of the CGCL, attempted withdrawals of such demands, and any other instruments served pursuant to the CGCL and received by the Company relating to shareholders' rights to dissent, and (B) the opportunity to direct all negotiations and proceedings with respect to demands for payment or appraisal under Section 1300 of the CGCL. The Company shall not, without the prior consent of Parent, voluntarily make any payment with respect to any demands for payment or appraisals of the capital stock of the Company, offer to settle or settle any demands, or approve any withdrawal of any such demands. Notwithstanding the foregoing, the Company may take any actions reasonably necessary to comply with Chapter 13 of the CGCL if compliance with this Section 4(c)(ii) would result in a violation of Chapter 13 of the CGCL.

        (d) With regard to any holder of shares of the Company's Common Stock (a "Shareholder") who exercised one or more options to purchase shares of the Company's Common Stock during October 1998 or November 1998, an amount (a "Shareholder Set-Off Amount") equal to the sum of (i) the unpaid principal of and interest of any promissory note issued by such Shareholder in connection with any such exercise, plus (ii) the estimated employee income tax, FICA tax and Medicare tax withholdings related to such exercise (an "Estimated Employee Stock Option Income Tax Withholding Amount") shall he set off against and deducted from the Merger Consideration payable to such Shareholder. Notwithstanding anything herein that may be to the contrary, the amount payable pursuant to Section 4(a) shall be reduced by the aggregate Shareholder Set-Off Amounts.

        (e) If any Shareholder fails to deliver the Certificates representing such Shareholder's shares of the Company's Common Stock, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, in proper form for transfer, or in the case of lost Certificates, an affidavit and indemnification agreement in form and substance satisfactory to Parent, in each case with guaranties of such Shareholder's signature thereon, then Parent and Merger Sub shall not be required to pay the Merger Consideration with respect to the shares of the Company's Common Stock represented by such Shareholder's Certificate until such time as such Certificates or such affidavit and indemnification agreement are so delivered to Parent and Merger Sub.

     5. Adjustment of Aggregate Consideration. The Aggregate Consideration shall be: (a) increased dollar-for-dollar by the amount that the Effective Date Net Assets (as defined below) are greater than $745,941 (the "Target Net Assets"); or (b) decreased dollar-for-dollar by the amount that the Effective Date Net Assets are less than the Target Net Assets, in accordance with the provisions of Section 2.6 of the Plan of Merger. The term "Effective Date Net Assets" means the excess of the assets set forth on the Final Effective Date Balance Sheet as defined in the Plan of Merger) over the liabilities set forth on the Final Effective Date Balance Sheet, determined in accordance with the provisions of Section 2.6 of the Plan of Merger. The amount of any decrease or increase to the Aggregate Consideration pursuant to this section 5 plus interest from and including the Effective Date to but excluding the date of payment at the rate of 8.5% per annum shall be paid by the Shareholders or Parent, as the case may be within five business days after the Final Effective Date Balance Sheet is agreed to, in accordance with the provisions of Section
2.6 of the Plan of Merger.

     6. Earnout Amounts.

        (a) Subject to all the terms and conditions of this Section 6 and
Section 2.7 of the Plan of Merger, as additional consideration in the Merger, the Shareholders shall be entitled to the following additional payments from Parent after the Effective Date (the "Earnout Amounts"):

            (i) if the revenues of the Surviving Corporation in the fiscal year ending December 31, 1998 are at least equal to 50% of the revenues of the Company in the fiscal year ended December 31, 1997, an amount equal to $666,667;

            (ii) if the revenues of the Surviving Corporation in the fiscal year ending December 31, 1999 are at least equal to 50% of the revenues of the Company in the fiscal year ended December 31, 1997, an amount equal to $666,667; and

            (iii) if the revenues of the Surviving Corporation in the fiscal year ending December 31, 2000 are at least equal to 50% of the revenues of the Company in the fiscal year ended December 31, 1997, an amount equal to $666,666.

        The aggregate Earnout Amount(s) payable by Parent to the Shareholders pursuant to this Section 6 shall not in any event exceed cash in the amount of $2,000,000.

        (b) Notwithstanding anything else in this Section 6 or elsewhere in this Agreement that may be to the contrary;

            (i) If none of the Principals is employed by the Surviving Corporation on the first anniversary of the Effective Date pursuant to the terms and provisions of their respective Employment Agreements with the Company entered into in connection with the Merger (each, an Employment Agreement" and collectively, the "Employment Agreements"), then the percentage referred to in clause (i) of Section 6(a) shall be adjusted to read 500% (instead of 50%) and the Earnout Amount pursuant to such clause
     (i) shall be calculated using such adjusted percentage;

            (ii) If none of the Principals is employed by the Surviving Corporation on the second anniversary of the Effective Date pursuant to the terms and provisions of their respective Employment Agreements, then the percentage referred to in clause (ii) of Section 6(a) shall be adjusted to read 500% (instead of 50%) and the Earnout Amount pursuant to such clause (ii) shall be calculated using such adjusted percentage; and

            (iii) If none of the Principals is employed by the Surviving Corporation on the third anniversary of the Effective Date pursuant to the terms and provisions of their respective Employment Agreements, then the percentage referred to in clause (iii) of Section 6(a) shall be adjusted to read 500% (instead of 50%) and the Earnout Amount pursuant to such clause (iii) shall be calculated using such adjusted percentage.

        (c) Notwithstanding anything else in this Section 6 or elsewhere in this Agreement that may be to the contrary:

            (i) If any one of the Principals is no longer employed by the Surviving Corporation on the first anniversary of the Effective Date. pursuant to the terms and provisions of such Principal's Employment Agreement then the Earnout Amount (if any) pursuant to clause (i) of
     Section 6(a) shall be adjusted by reducing the same by $222,222;

            (ii) If any two of the Principals are no longer employed by the Surviving Corporation on the first anniversary of the Effective Date, pursuant to the terms and provisions of their respective Employment Agreements, then the Earnout Amount (if any) pursuant to clause (i) of
     Section 6(a) shall be adjusted by reducing the same by $444,444;

            (iii) If any one of the Principals is no longer employed by the Surviving Corporation on the second anniversary of the Effective Date, pursuant to the terms and provisions of such Principal's Employment Agreement, then the Earnout Amount (if any) pursuant to clause (ii) of
     Section 6(a) shall be adjusted by reducing the same by $222,222;

            (iv) If any two of the Principals are no longer employed by the Surviving Corporation on the second anniversary of the Effective Date, pursuant to the terms and provisions of their respective Employment Agreements, then the Earnout Amount (if any) pursuant to clause (ii) of Section 6(a) shall be adjusted by reducing the same by $444,444;

            (v) If any one of the Principals is no longer employed by the Surviving Corporation on the third anniversary of the Effective Date, pursuant to the terms and provisions of such Principal's Employment Agreement, then the Earnout Amount (if any) pursuant to clause (iii) of
     Section 6(a) shall be adjusted by reducing the same by $222,222; and

            (vi) If any two of the Principals are no longer employed by the Surviving Corporation on the third anniversary of the Effective Date, pursuant to the terms and provisions of their respective Employment Agreements, then the Earnout Amount (if any) pursuant to clause (iii) of
     Section 6(a) shall be adjusted by reducing the same by $444,444.

        (d) For purposes of this Section 6, there shall not be included in connection with the calculation of any Earnout Amount any revenues derived from or in respect of the addition to the Surviving Corporation, by acquisition or otherwise, of any business, operation or product line, other than any business, operation or product line developed internally by the Surviving Corporation.

        (e) Parent shall pay the Earnout Amount, if any, payable pursuant to clause (i), clause (ii) of Section 6(a) on the fifth business day after the first anniversary of the Effective Date, the second anniversary of the Effective Date and the third anniversary of the Effective Date, respectively.

     7. Effective Date. the Merger shall become effective at the close of business on the date this Agreement is filed with the California Secretary of State (the "Effective Date").

     8. Termination. This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Date, before or after approval by holders of the shares entitled to vote thereon of Merger Sub and the Company, by mutual written agreement of the Merger Sub and the Company.

     9. Modification or Amendment. At any time prior to the Effective Date, the parties hereto may, by written agreement, make any modification or amendment of this Agreement; provided, however, that a modification or amendment made subsequent to the approval of the principal terms of the Merger by the shareholders of Merger Sub and the Company also shall require the approval of the shareholders of Merger Sub and the Company if and to the extent such approval is required by the DGCL or the CGCL, as the case may be.

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflict of laws rules thereof, except that the corporation law aspects of this Agreement as applied to the Company shall be governed by the CGCL and that the corporation law aspects of this Agreement as applied to Merger Sub shall be governed by the DGCL.

     11. Counterparts. This Agreement may be executed with counterpart signature pages or in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     12. Miscellaneous. Nothing herein is intended to, and this Agreement shall not amend, modify, supplement, waive or supercede any of the terms, conditions and provisions of the Plan of Merger, all of which terms, conditions and provisions shall remain in full force and effect. A copy of the Plan of Merger is on file at the principal executive offices of the Company.

     13. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                          L-3 COMMUNICATIONS DBS MICROWAVE, INC., a Delaware corporation.


                          By:
                              ---------------------------------------------
                              Name: Christopher C. Cambria
                              Title: Vice President and Secretary


                          By:
                              ---------------------------------------------
                              Name: Robert F. Mehmel
                              Title: Vice President and Assistant Secretary


                          DBS MICROWAVE, INC.,
                          a California corporation


                          By:  /s/ Daniel M. Lusky
                              ---------------------------------------------
                              Name: Daniel M. Lusky
                              Title: President


                          By:  /s/ Stephen R. Fake
                              ---------------------------------------------
                              Name: Stephen R. Fake
                              Title: Secretary

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                          L-3 COMMUNICATIONS DBS MICROWAVE, INC., a Delaware corporation.


                          By:  /s/ Christopher C. Cambria
                              ---------------------------------------------
                              Name: Christopher C. Cambria
                              Title: Vice President and Secretary


                          By:  /s/ Robert F. Mehmel
                              ---------------------------------------------
                              Name: Robert F. Mehmel
                              Title: Vice President and Assistant Secretary


                          DBS MICROWAVE, INC.,
                          a California corporation


                          By:
                              ---------------------------------------------
                              Name: Daniel M. Lusky
                              Title: President


                          By:
                              ---------------------------------------------
                              Name: Stephen R. Fake
                              Title: Secretary

                            CERTIFICATE OF APPROVAL
                                      OF
                              AGREEMENT OF MERGER


     Christopher C. Cambria and Robert F. Mehmel certify that:

        1. They are the duly elected and acting Vice President and Assistant Secretary, respectively, of L-3 COMMUNICATIONS DBS MICROWAVE, INC., a Delaware corporation (the "Company").

        2. The Agreement of Merger in the form attached was duly approved by the Board of Directors of the Company.

        3. The principal terms of the Agreement of Merger in the form attached were duly approved by the Company's shareholders by a vote of a number of shares of each class which equaled or exceeded the vote required.

        4. The Company has only one class of shares of which 100 shares were outstanding and entitled to vote on the principal terms of the Agreement or Merger. The vote required was at least a majority of the outstanding shares entitled to vote.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

     Executed at New York, New York, on November 6, 1998

                           /s/ Christopher C. Cambria
                           -----------------------------
                           Christopher C. Cambria
                           Vice President


                           /s/ Robert P. Mehmel
                           -----------------------------
                           Robert P. Mehmel
                           Assistant Secretary

                            CERTIFICATE OF APPROVAL
                                      OF
                              AGREEMENT OF MERGER


     Daniel M. Lusky and Stephen R. Fake certify that:

        1. They are the duly elected and acting President and Secretary, respectively, of DBS MICROWAVE, INC., a California corporation (the "Corporation").

        2. The Agreement of Merger in the form attached was duly approved by the Board of Directors of the Corporation.

        3. The principal terms of the Agreement of Merger in the form attached were duly approved by the Corporation's shareholders by a vote of a number of shares of each class which equaled or exceeded the vote required.

        4. The Corporation has only one class of shares of which 1,723,756 shares were outstanding and entitled to vote on the principal terms of the Agreement or Merger. The vote required was at least a majority of the outstanding shares entitled to vote.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

     Executed at El Dorado Hills, California, on November 6, 1998

                           /s/ Daniel M. Lusky
                           -----------------------------
                           Daniel M. Lusky


                           /s/ Stephen R. Fake
                           -----------------------------
                           Stephen R. Fake


                                                                         [SEAL]

                          CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                              DBS MICROWAVE, INC.


Christopher C. Cambria certifies that:

         1. He is the Vice president and Secretary of DBS Microwave, Inc., a California corporation.

         2. Article I is a amended to read as follows:

                                      "I.

               The name of this corporation is L-3 Communications DBS Microwave, Inc."

         3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.


         4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the General Corporation Law of the State of California. The total number of outstanding shares of the corporation is 1,856,408. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.


               I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my own knowledge.

Date December 9, 1998



                                               /s/ Christopher C. Cambria
                                                -------------------------------
                                                   Christopher C. Cambria,
                                                   Vice President and Secretary